Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Announces Closing of $80 Million Investment by BuildGroup LLC

Investment Bolsters Balance Sheet and Accelerates Transformation of Industry-Leading, AI-driven Benefits Platform

Charleston, S.C. – June 8, 2020 – Benefitfocus, Inc. (NASDAQ: BNFT), the technology platform driving rapid innovation for employers, health plans and consumers, today announced it has closed the previously announced $80 million preferred stock investment from BuildGroup LLC. BuildGroup is an operator-led, permanent capital investment company for enhanced software-as-a-service (SaaS) business models.

In conjunction with the closing, the Benefitfocus Board appointed Lanham Napier as its lead independent director. Mr. Napier has served as a company director since 2014. He is Co-Founder and CEO of BuildGroup and was previously the CEO of Rackspace, which he helped grow from a startup to $1.5 billion in revenue and a global leader in the managed hosting industry. During this growth period Mr. Napier was recognized by Forbes as one of America’s Most Powerful CEOs 40 and Under and was named one of the Top 100 Most Influential Executives by CRN.

Ray August, President and CEO of Benefitfocus, commented, “This investment is very exciting news for Benefitfocus and all of our stakeholders. Lanham has been an active member of our board and BuildGroup’s financial commitment and business expertise will further accelerate our full potential as the benefits industry’s leading SaaS platform with a growing AI-driven marketplace. In addition, this transaction substantially enhances our financial flexibility and we have never been better positioned to deliver on our mission to improve lives through personalized, consumer-focused benefits.”

As previously announced, the company intends to use the proceeds from the investment to accelerate ongoing initiatives, including the potential reduction of debt, potential acquisitions to extend the company’s market or technology leadership and other general corporate purposes. Further details of the preferred stock and related agreements will be filed on Form 8-K with the Securities and Exchange Commission today.

Mr. Napier said, “Through my board service over the past six years I have developed a deep appreciation for the opportunity Benefitfocus has to lead its market. We believe our investment, coupled with our team’s operational expertise, will help the company monetize the strong recurring revenue of its SaaS offerings with a marketplace that leverages artificial intelligence. For the over 25 million lives on the Benefitfocus platform, this translates into high performance benefits plans and reduced healthcare costs.”

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers’ health, wealth, property and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers, carriers and suppliers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

About BuildGroup

BuildGroup is the first operator-led, permanent capital investment company for modern business models. Headquartered in Austin, Texas, the firm invests in companies that include SaaS-based subscription revenues, significant data assets that leverage AI to create high volume and targeted offers, and multifaceted platforms that serve large, connected networks of buyers, sellers, users and partners. BuildGroup targets fast-growing private companies and small-cap public companies through PIPEs. For more information on BuildGroup, its investment strategy and portfolio companies, visit www.buildgroup.com.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks related to the Company’s ongoing transformation; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; our continuing losses and need to achieve GAAP profitability and generate sufficient cash to pay our debt and dividend obligations; fluctuations in our financial results; our ability to maintain our culture, retain and motivate qualified personnel; the immature and volatile market for our products and services; risks related to changing healthcare and other applicable regulations; risks associated with acquisitions; cyber-security risks; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.